UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting of Stockholders of eBay Inc. (the “Company”) held on April 27, 2016 (the “2016 Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board of Directors”), approved the amendment and restatement of the eBay Inc. 2008 Equity Incentive Award Plan (as amended, the “2008 Plan”), including an amendment to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 50,000,000 shares.

A brief summary of the 2008 Plan was included as part of Proposal 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March  23, 2016 (the “Proxy Statement”). The summary of the 2008 Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the 2008 Plan, which is filed as Exhibit 10.01 to this report and is incorporated in response to this Item by reference thereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2016 Annual Meeting, the Company’s stockholders voted on the following five proposals:

1.
The election of 11 director nominees to serve as members of the Board of Directors until the Company's 2017 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified (Proposal 1);

2.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2);

3.
The approval of the amendment and restatement of the 2008 Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the plan by 50,000,000 shares (Proposal 3);

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the Company's fiscal year ending December 31, 2016 (Proposal 4); and

5.	A stockholder proposal regarding gender pay equity (Proposal 5).
The following is a summary of the matters voted on at the meeting.

1.
Proposal 1 – Election of Directors. Each of the 11 director nominees proposed by the Company was elected to serve until the Company's 2017 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstensions	Broker Non-Votes
Fred D. Anderson	927,527,414	6,602,341	580,230	65,691,918
Edward W. Barnholt	915,841,534	18,256,543	611,908	65,691,918
Anthony J. Bates	917,530,198	16,590,542	589,245	65,691,918
Bonnie S. Hammer	921,446,470	12,693,379	570,136	65,691,918
Kathleen C. Mitic	920,092,514	14,043,989	573,482	65,691,918
Pierre M. Omidyar	923,368,911	10,792,689	548,385	65,691,918
Paul S. Pressler	930,824,701	3,294,624	590,660	65,691,918
Robert H. Swan	927,963,080	6,163,636	583,269	65,691,918
Thomas J. Tierney	913,819,201	20,296,870	593,914	65,691,918
Perry M. Traquina	932,887,731	1,232,852	589,402	65,691,918
Devin N. Wenig	930,283,407	3,861,544	565,034	65,691,918

2.
Proposal 2 – Advisory Vote on Executive Compensation. The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
865,970,457	65,716,025	3,023,503	65,691,918

3.
Proposal 3 – Amendment and Restatement of 2008 Plan. The Company's stockholders approved the amendment and restatement of the 2008 Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 50,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
521,827,480	411,999,348	883,157	65,691,918

4.
Proposal 4 – Ratification of Independent Auditors. The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the Company's fiscal year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
989,328,739	10,611,341	461,823	0

5. Proposal 5 – Stockholder Proposal Regarding Gender Pay Equity. The Company's stockholders did not approve the stockholder proposal regarding gender pay equity. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
417,093,396	397,086,399	120,530,190	65,691,918

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.01	Registrant's 2008 Equity Incentive Award Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eBay Inc.
(Registrant)

Date: April 27, 2016	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Vice President, Legal, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.01	Registrant's 2008 Equity Incentive Award Plan, as amended and restated.